EXHIBIT (a)(9)

                             PASS-THROUGH AGREEMENT

         This PASS-THROUGH AGREEMENT is dated as of October 29, 1999 by and among Alliance Capital Management L.P., a Delaware limited partnership ("Alliance Holding"), Alliance Capital Management L.P. II, a Delaware limited partnership ("Alliance Capital"), and Alliance Capital Management Corporation, a Delaware corporation in its capacities as the sole general partner of each of Alliance Holding and Alliance Capital ("ACMC"). Capitalized terms not defined herein have the meanings specified in the Plan of Reorganization (as defined below).

                             W I T N E S S E T H :

     WHEREAS, pursuant to the terms and conditions of the Agreement and Plan of Reorganization dated as of August 20, 1999 among The Equitable Life Assurance Society of the United States, a New York stock life insurance corporation ("Equitable Life"), ACMC, Alliance Holding and Alliance Capital (the "Plan of Reorganization"), Alliance Holding intends to reorganize (the "Reorganization") its business by transferring substantially all of its assets and liabilities to Alliance Capital in exchange for all outstanding units of Alliance Capital; and

     WHEREAS, concurrently herewith, Alliance Holding and Alliance Capital have entered into a Global Assignment and Assumption Agreement (the "Assignment and Assumption Agreement"), pursuant to which Alliance Holding will, except as set forth therein, transfer, convey, assign and deliver to Alliance Capital all right, title and interest of Alliance Holding in and to the Transferred Assets (as defined in the Plan of Reorganization), and Alliance Capital will assume and agree to pay, honor and discharge all of the Assumed Liabilities (as defined in the Plan of Reorganization), as of the Effective Time; and

     WHEREAS, as contemplated by the Plan of Reorganization, the parties have determined that, due to an inability to obtain a Consent or otherwise resolve an impediment to transfer, or for other reasons determined by ACMC in its sole discretion, legal title to certain of Alliance Holding's assets (the "Holdback Interests", as identified on Schedule A hereto) shall not be transferred from Alliance Holding to Alliance Capital as of the Effective Time; and

     WHEREAS, pursuant to the Plan of Reorganization, the parties have agreed that Alliance Holding and Alliance Capital shall enter into an arrangement designed to pass through the beneficial ownership of such Holdback Interests, including the economic benefit associated therewith, to Alliance Capital and to require Alliance Capital to perform the obligations of Alliance Holding thereunder;

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, and for other good and valuable consideration, the adequacy of which is acknowledged, the parties hereto agree as follows:



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     SECTION 1. Pass-through Arrangement. (a) Alliance Holding hereby agrees to transfer, convey, assign and deliver all of the economic rights and benefits associated with each Holdback Interest to Alliance Capital promptly following the accrual of such right or benefit, and Alliance Capital hereby agrees to accept all of the economic rights and benefits associated with each Holdback Interest and further agrees to assume and to pay, perform and discharge promptly and fully when due all of the liabilities associated with each Holdback Interest. Alliance Holding shall retain legal title to, but shall have no other interest whatsoever in, each Holdback Interest.

     (b) Alliance Holding hereby agrees to enforce, at the request of Alliance Capital and at the expense and for the account of Alliance Capital, any rights of Alliance Holding arising from or relating to any Holdback Interest against such issuer thereof or the other party or parties thereto (including the right to terminate any such Holdback Interest in accordance with the terms thereof upon the advice of Alliance Capital), and Alliance Capital agrees to perform for the benefit of the issuer thereof, or the other party or parties thereto, as the case may be, all of the obligations of Alliance Holding to be performed thereunder.

     (c) The obligations of Alliance Holding and Alliance Capital set forth in clauses (a) and (b) above shall remain in effect with respect to each Holdback Interest until the earlier of (i) the expiration of the term or the termination of such Holdback Interest in accordance with the terms thereof or (ii) such time as Alliance Holding shall have transferred, conveyed, assigned and delivered all of the right, title and interest of Alliance Holding in, to and under such Holdback Interest to Alliance Capital or an assignee of Alliance Capital.

     SECTION 2. Future Assignment of Holdback Interests. (a) Subject to ACMC's right to determine that Alliance Holding and Alliance Capital not seek any Consent or attempt to resolve any impediments to transfer, Alliance Holding shall use all reasonable efforts, and Alliance Capital shall cooperate with Alliance Holding, to obtain all necessary Consents or to resolve any impediments to transfer as necessary to convey to Alliance Capital legal title to each Holdback Interest as soon as practicable.

     (b) With respect to any Holdback Interest for which Consent to transfer legal title shall have been obtained, impediments to transfer of legal title shall have been resolved or ACMC shall have otherwise determined in its sole discretion that transfer of legal title is appropriate after the date hereof notwithstanding the absence of such Consent or the existence of such impediment to transfer, Alliance Holding hereby agrees that it shall transfer, assign and deliver to Alliance Capital all of its right, title and interest in, to and under such Holdback Interest, and Alliance Capital hereby agrees that it shall accept all the right, title and interest of Alliance Holding in, to and under such Holdback Interest, as of such date on the terms and conditions set forth in the Assignment and Assumption Agreement.



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     SECTION 3. Reimbursement and Indemnification. Alliance Capital shall indemnify and hold Alliance Holding harmless from and against any and all losses arising from or in connection with the administration of the Holdback Interests or otherwise in connection with the transactions contemplated herein or the enforcement hereof as set forth in Section 6.14 of the Amended and Restated Agreement of Limited Partnership of Alliance Capital dated as of the date hereof.

     SECTION 4. Representations and Warranties of Alliance Holding. Alliance Holding represents and warrants to Alliance Capital and ACMC as follows:

     (a) Partnership Existence; Authorization. Alliance Holding is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware. The execution, delivery and performance by Alliance Holding of this Agreement and the consummation of the transactions contemplated hereby are within Alliance Holding's partnership powers and have been duly authorized by all necessary partnership action. The execution, delivery and performance by Alliance Holding of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official. This Agreement constitutes the valid and binding obligation of Alliance Holding.

     (b) Noncontravention. The execution, delivery and performance by Alliance Holding of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with its limited partnership agreement or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to it, except as would not have a material adverse effect on its ability to conduct business as currently conducted.

     SECTION 5. Representations and Warranties of Alliance Capital. Alliance Capital represents and warrants to Alliance Holding and ACMC as follows:

     (a) Partnership Existence; Authorization. Alliance Capital is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware. The execution, delivery and performance by Alliance Capital of this Agreement and the consummation of the transactions contemplated hereby are within Alliance Capital's partnership powers and have been duly authorized by all necessary partnership action. The execution, delivery and performance by Alliance Capital of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official. This Agreement constitutes the valid and binding agreement of Alliance Capital.

     (b) Noncontravention. The execution, delivery and performance by Alliance Capital of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with its limited partnership agreement or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding


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upon or applicable to it, except as would not have a material adverse effect on its ability to conduct business as currently conducted.

     SECTION 6. Representations and Warranties of ACMC. ACMC represents and warrants to Alliance Holding and Alliance Capital as follows:

     (a) Organization; Authorization. ACMC is duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. ACMC has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by ACMC. This Agreement constitutes the valid and binding obligation of ACMC.

     (b) The execution, delivery and performance by ACMC of this Agreement and the consummation of the transactions contemplated hereby do not and will not
(i) contravene or conflict with any provision of its certificate of incorporation and bylaws or (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to it, except as would not have a material adverse effect on its ability to conduct business as currently conducted.

     SECTION 7. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given to Alliance Capital Management L.P. or Alliance Capital Management L.P. II, as the case may be, c/o Alliance Capital Management Corporation, 1345 Avenue of the Americas, New York, New York 10105, Attn:
General Counsel, Fax: (212) 969-1334, or to Alliance Capital Management Corporation at the same address, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attn: Phillip R. Mills, Fax: (212) 450-4800. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     SECTION 8. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that any amendment that would materially affect the rights and obligations of the parties hereto shall require the unanimous approval of the board of directors of ACMC. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and


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remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 10. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

     SECTION 11. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7 shall be deemed effective service of process on such party.

     SECTION 12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     SECTION 14. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.


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     SECTION 15. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.



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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      ALLIANCE CAPITAL MANAGEMENT L.P.

                                      By: ALLIANCE CAPITAL MANAGEMENT
                                            CORPORATION, its general partner


                                      By: /s/ David R. Brewer, Jr.
                                         ---------------------------------------
                                         Name:  David R. Brewer, Jr.
                                         Title: Senior Vice President and
                                                General Counsel


                                      ALLIANCE CAPITAL MANAGEMENT L.P. II

                                      By: ALLIANCE CAPITAL MANAGEMENT
                                            CORPORATION, its general partner


                                      By: /s/ David R. Brewer, Jr.
                                         ---------------------------------------
                                         Name:  David R. Brewer, Jr.
                                         Title: Senior Vice President and
                                                General Counsel


                                      By: ALLIANCE CAPITAL MANAGEMENT
                                            CORPORATION


                                      By: /s/ Robert H. Joseph, Jr.
                                         ---------------------------------------
                                         Name:  Robert H. Joseph, Jr.
                                         Title: Senior Vice President and Chief
                                                Financial Officer